Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan and the CytomX Therapeutics, Inc. Employee Stock Purchase Plan of our report dated March 7, 2018, with respect to the consolidated financial statements of CytomX Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 7, 2018